Exhibit 10.9

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNEL REASONABLE SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $100,000.00	Issue Date: July 31, 2007

CONVERTIBLE NOTE

FOR VALUE RECEIVED, VoIP, INC., a Texas corporation (hereinafter called "Borrower"), hereby promises to pay to NATHAN ZACK, 411 South Old Woodward Avenue, #928, Birmingham, Michigan 48009 (the "Holder"), on order, without demand, the sum of One Hundred Thousand Dollars ($100,000.00), with interest at the rate of ten percent (10%) per annum, on the earlier of 1) January 31, 2008; or 2) upon the closing of a financing of Twenty Million Dollars ($20,000,000.00) or more, if not retired sooner.

This note (the “Note”) has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period and during the pendency of any other Event of Default (as defined below) a default interest rate of fifteen percent (13%) per annum shall apply to the amounts owed hereunder.

1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred, the Holder may extend the Maturity Date up to an amount of time equal to the pendency of the Event of Default. Such extension must be on notice in writing.

1.3 Securities Purchase Credit. The Holder may present this Note or any sum payable hereunder to the Borrower for securities subscriptions in the aggregate of a minimum of $20,000,000. The Holder shall receive a credit of one hundred and twenty-five percent (125%) of the amount payable underunder against the purchase price for such securities subscriptions.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNEL REASONABLE SATISFACTORY TO VOIP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $100,000.00	Issue Date: July 31, 2007

CONVERTIBLE NOTE

FOR VALUE RECEIVED, VoIP, INC., a Texas corporation (hereinafter called "Borrower"), hereby promises to pay to GHT ASSOCIATES LLC, 500 Griswold Street, 10th Floor, Detroit, Michigan 48226 (the "Holder"), on order, without demand, the sum of One Hundred Thousand Dollars ($100,000.00), with interest at the rate of ten percent (10%) per annum, on the earlier of 1) January 31, 2008; or 2) upon the closing of a financing of Twenty Million Dollars ($20,000,000.00) or more, if not retired sooner.

This note (the “Note”) has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Payment Grace Period. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period and during the pendency of any other Event of Default (as defined below) a default interest rate of fifteen percent (13%) per annum shall apply to the amounts owed hereunder.

1.3 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred, the Holder may extend the Maturity Date up to an amount of time equal to the pendency of the Event of Default. Such extension must be on notice in writing.

1.3 Securities Purchase Credit. The Holder may present this Note or any sum payable hereunder to the Borrower for securities subscriptions in the aggregate of a minimum of $20,000,000. The Holder shall receive a credit of one hundred and twenty-five percent (125%) of the amount payable underunder against the purchase price for such securities subscriptions.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $.001 par value per share (“Common Stock”) as set forth below.

2.1. Conversion into the Borrower's Common Stock.

(a) The Holder shall have the right from and after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, together with accrued but unpaid interest thereon, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note, if any, through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted by the Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be $0.08, subject to adjustment as described herein and in the Subscription Agreement.

(c)  The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D. Share Issuance. So long as this Note is outstanding, if the Borrower shall issue or agree to issue any shares of Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement) for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Note and the Subscription Agreement.

(d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock issuable upon the full conversion of this Note and as described in the Subscription Agreement. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2. Optional Redemption of Principal Amount. Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Principal amount of this Note ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred percent (100%) of the Principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through and as of the Redemption Payment Date as defined below (the "Redemption Amount"). Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be thirty (30) business days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert, or for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its conversion rights, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower’s failure may be deemed by Holder to be a non-curable Event of Default. A Redemption Notice may be given only at a time a registration statement covering all of the shares issuable upon conversion of all amounts convertible under this Note (“Registration Statement”) is effective. A Notice of Redemption may not be given nor may the Borrower effectuate a Redemption without the consent of the Holder, if at any time during the Redemption Period an Event of Default or an Event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred or the Registration Statement is not effective each day during the Redemption Period.

2.3. Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.4. Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.4 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 2.4, in whole or in part, upon and effective after 61 days’ prior written notice to the Borrower to increase such percentage to up to 9.99%. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount or up to 9.99% amount as described above.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of Principal Amount, interest or other sum due under this Note or any Transaction Document when due and such failure continues for a period of ten (10) business days after the due date.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Subscription Agreement, this Note or Transaction Document in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and as of each Closing Date.

3.4 Non-Payment. The Borrower shall have received a notice of default, which remains uncured for a period of more than twenty (20) days beyond any applicable grace period, on the payment of any one or more debts or obligations aggregating in excess of One Hundred Thousand Dollars ($100,000.00).

3.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against them are not dismissed within forty-five (45) days of initiation.

3.6 Delisting. Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of seven consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

ARTICLE IV

SECURITY INTEREST

4. Security Interest. This Note is secured by a security interest granted to the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: VoIP, Inc., 151 So. Wymore Road, Suite 3000, Altamonte Springs, FL 32714, Attn: Anthony Cataldo, CEO, telecopier: (407) 389-3233, with a copy by telecopier only to: Baratta, Baratta & Aidala LLP, 597 Fifth Avenue, New York, NY 10017, Attn: Joseph A. Baratta, Esq., telecopier: (212) 750-8297, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.

5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the state of Florida. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 31st day of July, 2007.

VOIP INC.

By:	/s/ Robert Staats
Name: Robert Staats
Title: Chief Accounting Officer

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by VoIP Inc. on July 31, 2007 into Shares of Common Stock of VoIP Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

____________________________________________________________________________

1